UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 21, 2015 (May 20, 2015)

Fortress Transportation and Infrastructure Investors LLC

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37386	32-0434238
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas, 46th Floor, New York, New York 10105

(Address of Principal Executive Offices) (Zip Code)

(212) 798-6100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

In connection with the initial public offering by Fortress Transportation and Infrastructure Investors LLC (the “Company”) of its common shares representing limited liability company interests, par value $0.01 per share (the “Common Shares”), described in the Registration Statement on Form S-1 (File No. 333-193182), as amended (the “Registration Statement”), on May 20, 2015, the following agreements were entered into:

1.	the Amended and Restated Limited Liability Company Agreement of the Company, dated as of May 20, 2015 (the “LLC Agreement”);

2.	the Fourth Amended and Restated Partnership Agreement of Fortress Worldwide Transportation and Infrastructure General Partnership, dated as of May 20, 2015, by and among Fortress Worldwide Transportation and Infrastructure Master GP LLC, as the Fortress Partner, the Company, as the Operating Partner, and the other partners from time to time party thereto (the “Partnership Agreement”);

3.	the Management and Advisory Agreement, dated as of May 20, 2015, between the Company and FIG LLC (the “Management Agreement”); and

4.	the Registration Rights Agreement, dated as of May 20, 2015, among the Company, FIG LLC and Fortress Worldwide Transportation and Infrastructure Master GP LLC (the “Registration Rights Agreement”).

The LLC Agreement, the Partnership Agreement, the Management Agreement and the Registration Rights Agreement are filed herewith as Exhibits 3.1, 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference. The terms of these agreements are substantially the same as the terms set forth in the forms of such agreements filed as exhibits to the Registration Statement and as described therein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of May 20, 2015, Scott Christopher, 42, the Company’s Chief Accounting Officer, was appointed the Company’s principal accounting officer. From 2010 to 2015, Mr. Christopher worked as Deputy Corporate Controller at American International Group, Inc. Prior to that, he worked at Deloitte & Touche LLP in various capacities in Audit, Advisory and Merger & Acquisition Services. Mr. Christopher received a Bachelor of Business Administration in Accounting from the University of Wisconsin –Madison and is a certified public accountant.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 20, 2015, the LLC Agreement became effective. The LLC Agreement is filed herewith as Exhibit 3.1 and is incorporated herein by reference. The terms of the LLC Agreement are substantially the same as the terms set forth in the forms previously filed as Exhibit 3.1 to the Registration Statement and as described therein.

Item 8.01 Other Events.

On May 20, 2015, the Company completed its initial public offering of Common Shares by issuing 20,000,000 Common Shares for cash consideration of $17.00 per share to a syndicate of underwriters led by Citigroup Global Markets Inc., Merrill Lynch, Pierce Fenner & Smith Incorporated and Barclays Capital Inc. In connection therewith, the Company adopted the Fortress Transportation and Infrastructure Investors LLC Nonqualified Stock Option and Incentive Award Plan (the “Incentive Award Plan”). The Incentive Award Plan is filed herewith as Exhibit 10.4 and is incorporated herein by reference. The terms of the Incentive Award Plan are substantially the same as the terms set forth in the form of such agreement filed as an exhibit to the Registration Statement and as described therein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Limited Liability Company Agreement of Fortress Transportation and Infrastructure Investors LLC, dated as of May 20, 2015

10.1	Fourth Amended and Restated Partnership Agreement of Fortress Worldwide Transportation and Infrastructure General Partnership, dated as of May 20, 2015, by and among Fortress Worldwide Transportation and Infrastructure Master GP LLC, as the Fortress Partner, Fortress Transportation and Infrastructure Investors LLC, as the Operating Partner, and the other partners from time to time party thereto

10.2	Management and Advisory Agreement, dated as of May 20, 2015, between Fortress Transportation and Infrastructure Investors LLC and FIG LLC

10.3	Registration Rights Agreement, dated as of May 20, 2015, among the Company, FIG LLC and Fortress Worldwide Transportation and Infrastructure Master GP LLC

†10.4	Fortress Transportation and Infrastructure Investors LLC Nonqualified Stock Option and Incentive Award Plan

†	Management contracts and compensatory plans or arrangements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTRESS TRANSPORTATION AND INFRASTRUCTURE INVESTORS LLC

By:	/s/ Cameron D. MacDougall
Name:	Cameron D. MacDougall
Title:	Secretary

Date: May 21, 2015